UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2006

PEMSTAR INC.

(Exact name of registrant as specified in its charter)

Minnesota	000-31223	41-1771227
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

3535 Technology Drive N.W., Rochester, Minnesota 55901

(Address of principal executive offices)

Registrant’s telephone number, including area code: (507) 288-6720

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On December 20, 2006, the shareholders of Pemstar Inc., at a special meeting of shareholders, approved the Agreement and Plan of Merger dated October 16, 2006, among Benchmark Electronics, Inc., Autobahn Acquisition Corp. and Pemstar, Inc. pursuant to which Autobahn Acquisition Corp. will merge with and into Pemstar Inc. and Pemstar Inc. will survive the merger as the wholly owned subsidiary of Benchmark Electronics, Inc. A copy of the press release announcing the result of the special meeting is attached as Exhibit 99.1 and is incorporated into this current report by reference.

Item 9.01 Financial Statements and Exhibits.

(d) The following exhibit is being filed as part of this report:

99.1	Press Release of Pemstar Inc. dated December 20, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

December 20, 2006	PEMSTAR INC.

	By:	/s/ Greg S. Lea
Gregory S. Lea, Executive Vice President and Chief Financial Officer